END-USER SOFTWARE LICENSE AGREEMENT
                                     between

                        INSTANT VIDEO TECHNOLOGIES, INC.
                          500 Sansome Street, Suite 503
                         San Francisco, California 94111
                                       and

                                      RMSI



         Company Name:              RMSI

         Principal Address:         2700 Mercantile Drive, Suite 100
                                    Sacramento, California  95742

         Contact Person:            Thomas Lusi
                                    Chairman and Founder

         Phone Number:              (916) 858-3313

         Facsimile Number:          (916) 858-3300

By executing this Agreement, Instant Video Technologies, Inc. ("IVT") and RSMI ("Licensee") are agreeing to a license of certain computer programs in accordance with the terms and conditions contained in this Agreement.

This Agreement consists of (1) this cover page; (2) the attached Terms and Conditions; and (3) the Program Order attached as Exhibit A, as well as additional Program Orders accepted from time to time with respect to this Agreement.

Licensee has read, understands and agrees to the terms and conditions of this Agreement and has duly authorized the individual signing this Agreement on its behalf to do so.


INSTANT VIDEO TECHNOLOGIES, INC.            RMSI


By:                                         By:
   ------------------------------------        ---------------------------------
                 Thomas Koshy
---------------------------------------     ------------------------------------
                                                  (Print Name)

Title: Senior VP Strategic Planning         Title:
       -------------------------------            ------------------------------
Date:  August 27, 1999                      Date:                      , 19
       ---------------                            ---------------------    -----

End-User Software License Agreement                                         RMSI

                              TERMS AND CONDITIONS


I.       DEFINITIONS

         A. "Burstware Conductor(TM)" means the computer program included among the Licensed Software that is designed to operate on a hardware server and that manages the distribution of audio and/or video content from one or more hardware servers on which the Burstware Server software has been installed to Burstware Players installed on client computers. Each Burstware Conductor requires a Burstware License Key configured for the host name or IP address of the computer on which the Burstware Conductor is installed.

         B. "Burstware(R) License Key" means the unique, encrypted software program provided by IVT (only upon payment of the applicable license fees) that is designed to prevent use of the Licensed Software beyond the scope of the license paid for by Licensee by limiting, as appropriate, and in addition to other limits, the number of Concurrent Burstware Player Connections, the amount of Managed Bandwidth, and the number of Burstware Servers that the Burstware Conductor can manage and the number of copies of the Burstware Conductor that can be used.

         C. "Burstware Player(TM)" means the computer program included among the Licensed Software that operates on a single-user client computer, permitting that computer to receive and play audio and/or video content delivered by the Burstware Server software.

         D. "Burstware Server(TM)" means the computer program included among the Licensed Software that stores audio and/or video content and delivers it to client computers for viewing with the Burstware Player.

         E. "Concurrent Burstware(R) Player Connections" means the number of simultaneous connections between Burstware Players installed on client computers and Burstware Servers installed on hardware servers that the Burstware License Key enables the Burstware Conductor to manage simultaneously.

         F. "Documentation" means all materials in written, computer readable or other form containing information about the Licensed Software that accompany the Licensed Software, or that IVT may provide during the term of this Agreement.

         G.       "Licensed   Software"  means  the  IVT  Burstware   Conductor,
                  Burstware Server and Burstware Player software for which Licensee is granted a license under this Agreement.

         H. "Managed Bandwidth" means the total bandwidth, measured in megabits per second, used by the Burstware Server software to deliver audio and/or video content to Burstware Players.

End-User Software License Agreement                                         RMSI


II.      GRANT OF LICENSE

         On the terms and conditions of this Agreement, and upon payment of all applicable license fees, IVT grants to Licensee and Licensee accepts the non-exclusive licenses and the restrictions set forth below.

         A. Software License. IVT grants to Licensee a non-exclusive license to install and use the Licensed Software in machine-readable object code form only in the configuration and to the scope identified in the Program Order attached as Exhibit A, or such other Program Order(s) as IVT might accept at a later date.

         B. Documentation. IVT grants to Licensee a non-exclusive license to use the Documentation in connection with Licensee's use of the Licensed Software.

         C. Limitation on Use. Licensee understands and acknowledges that use of the Licensed Software is controlled by the Burstware License Key. Licensee may not use the Licensed Software beyond the scope enabled by the Burstware License Key provided by IVT to Licensee upon payment of the applicable license fee. The Licensed Software functions as three separate programs, the Burstware Conductor, Burstware Server, and Burstware Player, that operate cooperatively. Licensee may install and use only the number of copies of the Burstware Conductor and Burstware Server software specifically enabled by the Burstware License Key provided to Licensee by IVT. Licensee may install an unlimited number of copies of the Burstware Player software for use by Licensee, provided Licensee does not receive any direct payment for doing so, but may simultaneously use only the number of copies of the Burstware Player specifically enabled by the Burstware License Key provided to Licensee by IVT. Licensee may not modify or alter the Licensed Software or Burstware License Key to increase the scope of its use of the Licensed Software. Further, Licensee may not use any device, process or computer program that increases, directly or indirectly, the scope of use of the Licensed Software enabled by the Burstware License Key provided to Licensee by IVT. If Licensee wishes to increase the scope of its licensed use of the Licensed Software, Licensee must purchase an additional Burstware License Key from IVT.

         D. Back-Up Copies. Licensee may make one copy of the Licensed Software solely for the back-up or archival purposes, provided that such copy must contain all proprietary notices affixed to or appearing in the original copy.

         E. Sun Microsystems Java(TM) Runtime Environment Provisions. Licensee may not modify the Java Platform Interface ("JPI", identified as classes contained with the "java" package or any subpackages of the "java" package), by creating additional classes within the JPI or otherwise causing the addition to or modification of the classes in the JPI. In the event that Licensee creates any Java-related API and distributes such API to others for application development, Licensee must promptly publish broadly, an accurate specification for such API for free use by all developers of Java-based software.

         F. Hazardous Environments. The Licensed Software is not designed or intended for use in online control equipment in environments requiring fail-safe performance, such as the operation of nuclear facilities, aircraft communication or control systems or life support systems, in which software failure could lead to

End-User Software License Agreement                                         RMSI


                  personal injury or severe property or environmental damage. Licensee warrants that it will not use or allow the use of the Licensed Software for such purposes.

III.     OWNERSHIP AND USE RESTRICTIONS

         A. Ownership. Licensee acknowledges that the Licensed Software, all enhancements, corrections and modifications to the Licensed Software (regardless whether made by IVT, Licensee or anyone else), all copyrights, patents, trade secrets, or trademarks or other intellectual property rights protecting or pertaining to any aspect of the Licensed Software (or any enhancements, corrections or modifications) and the
                  Documentation, are and shall remain the sole and exclusive property of IVT and, where applicable, IVT's suppliers. This Agreement does not convey title or ownership to Licensee, but instead gives Licensee only the limited rights set forth in
                  Section II. IVT reserves all rights not expressly granted by this Agreement.

         B. Restrictions. Except as expressly set forth in this Agreement, Licensee has no right to use, make, sublicense, modify, transfer, rent, lease, sell, display, distribute or copy originals or copies of any Licensed Software or Documentation, or to permit anyone else to do so.

         C. Transfer. Licensee may not assign or transfer its rights under this Agreement or its rights to the Licensed Software without the prior written consent of IVT. Upon any such transfer or assignment, Licensee must transfer all copies of the Licensed Software and Documentation and assignee must agree in writing to all the terms of this Agreement.

         D. Proprietary Notices. Licensee shall not remove any patent, copyright or trademark or other intellectual property notices that may appear on any part of the Licensed Software or the Documentation.

         E. Trade Secrets. Licensee acknowledges that the Licensed Software, in its source code form, contains valuable trade secrets belonging to IVT. Licensee may not reverse engineer, unencrypt, decompile, disassemble or otherwise translate the Licensed Software or allow anyone else to do so.

         F. Audit Rights. Licensee authorizes IVT or its designee to audit its compliance with this Agreement, as IVT deems reasonable.

         G. Notice to Employees and Agents. Licensee will use commercially reasonable efforts to inform its employees, agents and others using the Licensed Software under this Agreement that it may not be used, copied or transferred in violation of this Agreement.

         H. Irreparable Harm. Licensee acknowledges that money damages may not be an adequate remedy for any breach or violation of any requirement set forth in Section III of this Agreement and that any such breach or violation may leave IVT without an adequate remedy at law. Licensee therefore agrees that, in addition to any other remedies available at law, in equity or under this Agreement, IVT shall be entitled to obtain temporary, preliminary and permanent injunctive relief, without bond, from a court of competent jurisdiction to restrain any such breach or violation.

End-User Software License Agreement                                         RMSI


IV.      SHIPMENT AND PAYMENT

         A. Shipment of Licensed Software. IVT shall ship all Licensed Software ordered under this Agreement F.O.B. IVT's San
                  Francisco facility, or other point of shipment within the United States designated by IVT. Risk of loss or damage to copies of the Licensed Software shall pass to Licensee at the point of shipment. All shipping and in transit insurance charges shall be paid by Licensee. Licensee shall specify in its Program Order the mode of shipment and/or carrier for each order. In the absence of written instructions from Licensee, IVT shall determine the carrier and/or mode of shipment.

         B. IVT Product Delivery Schedule and Delays. Although IVT shall use reasonable efforts to meet Licensee's requested delivery schedules for Licensed Software, IVT shall not be liable for any loss, damage or expense due to late delivery.

         C. Payment. Licensee shall pay for all Licensed Software within thirty (30) days after the date of IVT's invoice for such products. In addition to all other available rights or remedies, IVT reserves the right to declare all sums immediately due and payable upon written notice to Licensee if Licensee fails to pay when due any amounts due under this Agreement or any invoice. Interest shall accrue on any amounts not paid when due at an annual rate of eighteen (18) percent.

         D. Taxes. With the sole exception of taxes based on IVT's net income, Licensee shall pay all sales, use, excise, value added or other taxes that may arise out of Licensee's installation or use of the Licensed Software.

V.       NO PRODUCT MAINTENANCE AND SUPPORT

         Licensee is not entitled to any maintenance or support for the Licensed Software or any upgrades or enhancements under this Agreement. Licensee may purchase from IVT maintenance and support pursuant to the terms, conditions and pricing of IVT's maintenance and support agreement as in effect on the date of Licensee's purchase. All upgrades and enhancements made available to Licensee shall become part of the Licensed Software and become subject to this Agreement.

VI.      LIMITED WARRANTY

         A. Ownership. IVT warrants that it owns or has the right and authority to license the Licensed Software and Documentation to Licensee on the terms and conditions of this Agreement.

         B. Media and Documentation. IVT warrants that if the Licensed Software's media or Documentation is in a damaged or physically defective condition at the time it is delivered to Licensee, and if it is returned to IVT (postage prepaid) within ninety (90) days of delivery, IVT will provide Licensee with replacements at no charge.

         C. Licensed Software. IVT warrants that, in the form delivered to Licensee by IVT, the Licensed Software shall perform substantially in accordance with the Documentation for ninety
                  (90) days after delivery to Licensee. IVT's warranty is conditioned upon: (a) the use of the Licensed Software in accordance with the

End-User Software License Agreement                                         RMSI


                  Documentation and other instructions provided by IVT and shall be null and void if Licensee alters or modifies the Licensed Software without IVT's prior written approval, does not use the Licensed Software in accordance with the Documentation and IVT's instructions, or if the Licensed Software fails because of any accident, abuse or misapplication; and (b) Licensee notifying IVT in writing of the claimed nonconformity within ninety (90) days after delivery of the Licensed Software to Licensee. As IVT's sole liability and Licensee's sole remedy respecting the Licensed Software's nonconformance with the limited warranty set forth in this Section VI.C, IVT may at its option: (i) use reasonable efforts to correct the Licensed Software to make it conform substantially with the specifications set forth in the Documentation; (ii) replace the Licensed Software; or (iii) upon return of the Licensed Software and Documentation to IVT, refund the license fees paid by Licensee under this Agreement and terminate this Agreement. IVT DOES NOT REPRESENT OR WARRANT THAT THE LICENSED SOFTWARE WILL OPERATE PROPERLY WITH OTHER HARDWARE OR SOFTWARE, THAT THE LICENSED SOFTWARE WILL MEET LICENSEE'S REQUIREMENTS OR EXPECTATIONS OR THAT OPERATION OF THE LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE.

VII.     NO OTHER WARRANTY

         EXCEPT AS SET FORTH IN SECTION VI, IVT IS PROVIDING THE LICENSED SOFTWARE AND THE DOCUMENTATION "AS IS," AND, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IVT SPECIFICALLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS (WHETHER EXPRESS, IMPLIED OR STATUTORY, OR ORAL OR WRITTEN) WITH RESPECT TO THE LICENSED SOFTWARE OR DOCUMENTATION INCLUDING WITHOUT LIMITATIONANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (WHETHER OR NOT IVT KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) OR CONDITIONS OF TITLE OR NONINFRINGEMENT WHETHER ALLEGED TO ARISE BY OPERATION OF LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING. IVT ALSO EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN LICENSEE. THIS LIMITED WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHERS, WHICH VARY FROM STATE/JURISDICTION TO STATE/JURISDICTION.

VIII.    LIMITATION OF LIABILITY

         TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE CUMULATIVE LIABILITY OF IVT FOR ALL CLAIMS OF ANY NATURE RELATED TO THE LICENSED SOFTWARE OR DOCUMENTATION OR OTHERWISE ARISING FROM THIS AGREEMENT, INCLUDING ANY CAUSE OF ACTION BASED ON WARRANTY, CONTRACT, TORT, STRICT LIABILITY PATENT OR COPYRIGHT INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY, SHALL NOT EXCEED THE TOTAL AMOUNT OF ALL LICENSE FEES THAT LICENSEE HAS ACTUALLY PAID UNDER THIS AGREEMENT. NEITHER IVT NOR ANY OF ITS RESELLERS, SUPPLIERS OR LICENSORS SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, OR FOR ANY

End-User Software License Agreement                                         RMSI


LOSS OF PROFITS, LOSS OF SAVINGS, LOSS OF DATA OR LOSS OF USER DAMAGES ARISING OUT OF THIS AGREEMENT OR THE USE (OR INABILLITY TO USE) OF THE LICENSED SOFTWARE EVEN IF IVT OR RESELLER, SUPPLIER OR LICENSOR HAS BEEN AWARE OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE. IN NO EVENT WILL IVT BE LIABLE FOR ANY CLAIM BROUGHT MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION AROSE OR SHOULD HAVE BEEN DISCOVERED. BECAUSE SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY. BECAUSE SOME STATES/JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATIONS MAY NOT APPLY TO YOU.

 IX.     TERMINATION

         Without prejudice to any other rights it may have under this Agreement or at law or equity, IVT may terminate this Agreement if Licensee fails to comply with the terms of this Agreement. Upon termination of this Agreement for any reason, Licensee will immediately discontinue use of the Licensed Software, destroy or return to IVT all copies of the Licensed Software and Documentation in whatever form they exist, including all back-up copies, and certify in writing to IVT that all copies have been destroyed.

X.       INDEMNIFICATION

         The Licensed Software is intended for use only with properly licensed media, content, and content creation tools. It is Licensee's responsibility to ascertain whether any copyright, patent or other licenses are necessary and to obtain any such licenses to serve and/or create or compress such media and content. Licensee agrees to transmit and/or compress only those materials for which it has the necessary patent, copyright or other permissions, licenses and/or clearances. Licensee agrees to hold harmless, indemnify and defend IVT, its officers, directors and employees, from and against any losses, damages, fines and expenses (including attorneys' fees and costs) arising out of or relating to any claims that Licensee has encoded, compressed, copied or transmitted any materials (other than materials provided by IVT) in connection with the Licensed Software in violation of another party's rights or in violation of any law. If Licensee is importing the Licensed Software from the United States, it shall indemnify and hold IVT harmless from and against any import and export duties or other claims arising from such importation.

XI.      GENERAL TERMS

         A. Export Regulations. The Licensed Software and Documentation, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Licensee agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import the Licensed Software or Documentation. Neither the Software nor Documentation may be downloaded, or otherwise exported or re-exported (i) into, or to a national or resident of Cuba, Iraq, Iran, North Korea, Libya, Sudan, Syria or any country to which the U.S. has embargoed goods; or
                  (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nations or the U.S. Commerce Department's Table of Denial Orders. By installing or using the Licensed Software, Licensee is

End-User Software License Agreement                                         RMSI


                  warranting that it is not located in or under the control of, or a national or resident of any such country or on any such list.

         B.       U.S.  Government   Restrictions.   The  use,   duplication  or
                  disclosure by the United States Government of the Licensed Software and Documentation is subject to the restrictions as set forth in the Rights in Technical Data and Computer Software Clauses in DFARs 252.227-7013(c)(1)(ii) and FAR 52.227-19(c)

         C. Governing Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of California and the United States without reference to conflicts of laws principles. Licensee consents to the exclusive jurisdiction and venue of the federal and state courts in San Francisco County, California for resolution of any disputes concerning this Agreement.

         D. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover from the losing party its reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         E. Complete Understanding. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding its subject matter. No amendment to or modification of this Agreement will be binding unless in writing and signed by duly authorized representatives of both IVT and Licensee.

         F. Survival. The following provisions of this Agreement shall survive termination of this Agreement, along with any other terms which by their nature require survival: Section III,
                  Section V, Section VI, Section VII, Section IX and Section X.

         G. Absence of Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person other than IVT and Licensee any rights, remedies or other benefits under or by reason of this Agreement.

         H. Disclaimer of Agency. IVT and Licensee each acknowledge that the parties to this Agreement are independent. Neither party is authorized or empowered to act as agent or legal representative for the other for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter. Neither party shall be bound by the acts or conduct of the other and nothing herein shall be construed as creating a partnership or joint venture.

         I. No Waiver. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision or any other available right or remedy.

         J. Headings. The section headings used in this Agreement are intended for convenience only and shall not be deemed to modify, limit or supersede any provision.

End-User Software License Agreement                                         RMSI


         K. Severability. In the event that any provision of this Agreement is found to be invalid, illegal or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.






Burstware, Instant Video, Burstware Server, Burstware Conductor, Burstware Player, "Faster Than Real Time," and "Why Stream When You Can Burst?" are registered trademarks or trademarks of Instant Video Technologies, Inc., in the United States and other countries. Use of this software may also be protected by one or more of the following U.S. patents: 4,963,995; 5,057,932; 5,164,839;
5,262,875;   5,440,334;   and  5,710,970.   Additional  U.S.   patents  pending.
International patents and patents pending may also be applicable in their respective countries. Sun Microsystems, Java, and all Java-based trademarks and logos are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries.

All contents Copyright (C) 1998-1999 by Instant Video Technologies, Inc. All rights reserved.

End-User Software License Agreement                                         RMSI


                                    EXHIBIT A

                                  PROGRAM ORDER



Burstware Enterprise Software Package includes:

     o         Two (2) Burstware Servers
     o         Two (2) Burstware Conductors
     o         100 Mbps of managed bandwidth
     o         100 concurrent connections maximum
     o         Additional failover Burstware Server

Sixty- (60) day evaluation required. At the end of the 60-day evaluation period, RMSI may return above product to IVT at no charge to RMSI. If RSMI decides to keep the above, terms will become net 30 with payments.


TOTAL:    $28,000

End-User Software License Agreement                                         RMSI


                                    EXHIBIT B

                                 IVT TRADEMARKS
                                 --------------


                  Instant Video(R)

                  Burstware(R)

                  Burstware Conductor(TM)

                  Burstware Server(TM)

                  Burstware Player(TM)

                  "Faster Than Real Time"(TM)

                  "Why Stream When You Can Burst?"(TM)

End-User Software License Agreement                                         RMSI


                                    EXHIBIT C

                                    TRAINING




Training Programs:

     Module 1:  General Operations Overview

     This  module  would be intended  to provide  the  student  with  high-level general knowledge on Burstware. The student would have a general understanding of Burstware's components, network hardware requirements, and applications. Additionally, the student would be familiar with how to operate the overall system, demonstrate capabilities, install the software for the server, conductor, and player, including how to add additional servers, conductors, players, etc. to an existing network.

     Module 2:  Technical Support, Maintenance, & Troubleshooting

     This module would be intended to provide advanced technical training to be used to support their customers. This may be viewed as some type of technical support certification. The student would have to be trained on all detailed technical aspects of how to install, troubleshoot, how to identify and isolate Burstware from network problems, etc. Prerequisite would be Module 1.

End-User Software License Agreement                                         RMSI


                                    EXHIBIT D

                             IVT YEAR 2000 STATEMENT


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-KSB

       [X] Annual report under Section 13 or 15(d) of the Securities Exchange Act of 1934

                  For the Fiscal Year ended: December 31, 1998

                                       OR

       [ ] Transition report under Section 13 or 15(d) of the Securities Exchange Act of 1934

               For the  transition  period  from  _____________  to ___________.

               Commission File No. 33-35580-D

                        INSTANT VIDEO TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
           (Name of Small Business Issuer as Specified in its Charter)

                Delaware                                84-1141967
                --------                                ----------
    (State or Other Jurisdiction of      (I.R.S. Employer Identification Number)
     Incorporation or Organization)

     500 Sansome Street, Suite 503
       San Francisco, California                           94111
       -------------------------                           -----
(Address of Principal Executive Offices)                 (Zip Code)

                                 (415) 391-4455
                (Issuer's Telephone Number, Including Area Code)

Securities Registered Under Section 12(b) of the Exchange Act: None. Securities Registered Under Section 12(g) of the Exchange Act: None

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for past 90 days. [N/A]

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B not contained in this form, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [N/A]

State Issuer's revenues for its most recent fiscal year: $15,000.

End-User Software License Agreement                                         RMSI


The aggregate market value of the Registrant's Common Stock held by non-affiliates on March 31, 1999 (based upon the last reported price of the Common Stock on the NASDAQ OTC Bulletin Board Exchange on such date) was approximately $63,100,000.

As of April 9, 1999, there were approximately 9,018,228 shares of the Registrant's Common Stock outstanding.

Documents incorporated by reference Part III of this Report incorporates information by reference from the definitive Proxy statement for the Registrant's annual meeting of stockholders, to be filed within 120 days after the end of the fiscal year ended December 31, 1998.

This Form 10-KSB consists of 41 pages.
Year 2000 Issues

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the application year. Programs or products that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. In addition, the year 2000 is a leap year, which may also lead to incorrect calculations, functions or systems failure. As a result, this year, computer systems and software used by many companies may need to be upgraded to comply with such Year 2000 requirements. In 1998, the Company began a project to determine if any actions were required regarding date-related effects to: (i) the Company's software products; (ii) the Company's internal operating and desktop computer systems and non-information technology systems; and (iii) the readiness of the Company's third-party vendors and business partners.

The Company has formed a team consisting of operations, development, marketing, and finance members to determine the impact of Year 2000 and to take corrective action. As of February 1999, the Company had completed testing of its suite of Burstware(R) software products and has found no known Year 2000 issues. The Company has also tested its internal operating and desktop hardware and software and has found that all its software is Year 2000 compliant and appears to have no known Year 2000 issues. The Company has also confirmed with its third-party vendors and business partners to ensure that their software and hardware will not impact IVT operations. At this time, the Company knows of no known Year 2000 issues or problems with its vendors, or business partners.

The majority of the costs associated with this project is not incremental to the Company, but represents a reallocation of existing resources. The Company believes that modifications deemed necessary will be made on a timely basis and does not believe that the cost of such modifications will have a material effect on the Company's operating results. To date, the Company's costs related to the year 2000 issues have not been material, and the Company does not expect the aggregate amount spent on the year 2000 issue to be material. In addition, the Company is in the process of evaluating the need for contingency plans with respect to year 2000 requirements. The necessity of any contingency plan must be evaluated on a case-by-case basis and may vary considerably in nature depending on the year 2000 issue it may address.

The Company's expectations as to the extent and timeliness of modifications required in order to achieve year 2000 compliance is a forward-looking statement subject to risks and uncertainties. Actual results may vary materially as a result of a number of factors, including, among others, those described above in this section. There can be no assurance that unexpected delays or problems, including the failure to ensure year 2000 compliance by systems or products supplied to the Company by third parties, will not have an adverse effect on the Company, its financial

End-User Software License Agreement                                         RMSI


performance and results of operations. In addition, the Company cannot predict the effect of the year 2000 issues on its customers or other third party business partners or the resulting effect on the Company. As a result, if such third parties do not take preventative and/or corrective actions in a timely manner, the year 2000 issue could have an adverse effect on their operations and accordingly have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, the Company's current understanding of expected costs is subject to change as the project progresses and does not include the cost of internal software and hardware replaced in the normal course of business whose installation otherwise may be accelerated to provide solutions to year 2000 compliance issues.